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                                                                   EXHIBIT 10.16

              STOCK OPTION AND DIVIDEND EQUIVALENT AWARD AGREEMENT

         AGREEMENT made as of the ____ day of _______, 200___, between Plum Creek Timber Company, Inc., a Delaware corporation (the "Company"), and __________ ("Director"). Terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Plum Creek Timber Company, Inc. 2000 Stock Incentive Plan (the "Plan"). To carry out the purposes of the Plan by affording Director the opportunity to purchase shares of common stock, par value $.01 per share, of the Company ("Stock") and to receive certain other benefits under the Plan, and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

A.       Stock Option Award.

         1. Grant of Option. The Company hereby grants to Director the right and option (the "Option") to purchase all or any part of an aggregate of __________shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. The Option shall NOT be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Purchase Price. The purchase price of any Stock purchased pursuant to the exercise of the Option shall be $________ per share, which was the closing price of a share of Stock on the date hereof.

         3. Exercise of Option. Subject to the earlier expiration of the Option as herein provided, the Option may be exercised by written notice to the Company at its principal executive office addressed to the attention of the Stock Option Plan Administrator, but, except as otherwise provided below, the Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by the Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following vesting schedule:

Number of Full Years (Date)         Percentage of Shares
--------------------                --------------------
Less than 1 year                             0%
1 year  (Date)                              25%
2 years (Date)                              50%
3 years (Date)                              75%
4 years (Date)                             100%

         The Option is not transferable otherwise than by will or the laws of descent and distribution, or pursuant to a "qualified domestic relations order" as defined by the Code, and may be exercised during Director's lifetime only by Director, Director's guardian or legal representative or a transferee under a qualified domestic relations order. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of such rights contrary to the provisions hereof or the Plan, or upon the levy of any attachment or similar process upon the Option or such rights, the Option and such rights shall immediately become null and void. The Option may be exercised only while Director remains a Director of the Company, subject to the following exceptions:

                  (a) If Director's term of office as a director of the Company is terminated due to disability (disability being defined as being physically or mentally incapable of performing either the Director's usual duties or any other duties that the Company reasonably makes available and such condition is likely to remain continuously and permanently, as determined by the Company), the vested portion of the Option may be exercised by Director (or Director's estate or the person

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who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of three years following such termination.

                  (b) If Director's term of office as a director of the Company terminates by reason of Director's death or for any reason other than as set forth in subparagraph (a) above, the portion of the Option vested at the time of such termination may be exercised by Director or, in the case of Director's death, by Director's estate (or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of Director's death) at any time during the period of one year following the date of such death or termination.

         Notwithstanding any other provision of this Agreement, the Option shall not be exercisable after the expiration of ten years from the date of grant hereof (the "Expiration Date"). The purchase price of shares as to which the Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) by a combination of cash or Stock. Payment may also be made by delivery (including by facsimile transmission) to the Company of a properly executed and irrevocable Notice of Exercise form, coupled with irrevocable instructions to a broker-dealer to simultaneously sell a sufficient number of the shares as to which the Option is exercised and deliver directly to the Company that portion of the sales proceeds representing the exercise price and applicable minimum withholding taxes ("Cashless Exercise") or by such other similar process approved by the Committee.

         No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise the Option in the event of Director's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of the Option.

         4. Withholding of Tax. Except when using the Cashless Exercise procedure, Director shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Director fails to do so, the Company is hereby authorized to withhold from any cash or Stock remuneration then or thereafter payable to Director any tax required to be withheld by reason of such resulting compensation income. Upon exercise of all or a portion of the Option, the Company is further authorized in its sole discretion to satisfy any such withholding requirement out of any cash or shares of Stock to be distributed to Director upon such exercise.

         5. Status of Stock. Notwithstanding any other provision of this Agreement, in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Act"), for issuance of the Stock acquirable upon exercise of the Option, or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of the Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of the Option, Director (or the person permitted to exercise the Option in the event of Director's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

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         Director agrees that the shares of Stock that Director may acquire by exercising the Option will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state. Director also agrees (i) that the certificates representing the shares of Stock purchased under the Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under the Option on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under the Option.

B.       Dividend Equivalents.

         1. Grant of Dividend Equivalents. The Company hereby grants to Director in connection with the grant of the Option ___________ Dividend Equivalents, defined in the Plan to mean a 5-year right to receive cash and Stock equal in value to dividends paid with respect to the number of shares of Stock underlying such Option, together with interest earned thereon, subject to the attainment of Performance Goals.

         2. Non-transferable. Director may not sell, transfer, pledge or assign Dividend Equivalents.

         3. Performance Goals. The Performance Goal for the Dividend Equivalents granted hereby is __% Total Shareholder Return, based upon the Company's Stock price and dividends paid, on an annualized basis. The Performance Period for the Dividend Equivalents granted hereby shall commence on January 1, 200__ and shall end on December 31, 200__. In order for the Performance Goal to be met with respect to any current year, as well as prior-period unearned Dividend Equivalents, Total Shareholder Return, on a compounded basis, must be at or above the __% target for 15 trading days out of any 30 trading day period in that year. Once the Performance Goal is met in any given year, dividends for such year, and for prior years to the extent not yet earned, shall be credited to a Memorandum Account on Director's behalf (at such time as such dividends are determinable) and shall earn interest thereafter at a market rate selected from time to time by the Committee.

         4. Effect of Stock Option Exercise. Upon any exercise of the Option, the Dividend Equivalents granted hereunder shall immediately terminate with respect to the corresponding number of shares underlying the portion of the Option so exercised, and the opportunity to earn additional dividends with respect to such shares shall cease.

         5. Payment with respect to Dividend Equivalents. Amounts credited to Director's Memorandum Account, including any interest earned thereon, shall be paid within a reasonable time following the end of the Performance Period set forth in paragraph B.3 above, and shall be paid 50% in Stock and 50% in cash, less any required tax withholding.

         6. Termination. Within a reasonable period of time following termination of Director's term as a director of the Company, Director shall receive an amount in cash equal to the amount credited to Director's Memorandum Account with respect to vested Stock Options. ALL AMOUNTS PREVIOUSLY CREDITED TO DIRECTOR'S MEMORANDUM ACCOUNT IN CONNECTION WITH THE DIVIDEND EQUIVALENTS GRANTED HEREBY RELATING TO NON-VESTED STOCK OPTIONS SHALL BE FORFEITED.

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C.       Miscellaneous.

         1. Relationship. For purposes of this Agreement, Director shall be considered to be a director of the Company as long as Director remains a director of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation, assuming or substituting a new option for the Option. Any question as to whether and when there has been a termination of Director's role as a director, and the cause of any such termination, shall be determined by the Committee in its sole discretion, and such determination shall be final.

         2. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

         3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington.

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                      STOCK OPTION AND DIVIDEND EQUIVALENT
                           AWARD AGREEMENT ACCEPTANCE

    You have been granted _______________________________________________ under the Plum Creek Timber Company, Inc. 2000 Stock Incentive Plan (the "Plan"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

    AWARD SUMMARY:

         Award Agreement Date: ____ day of _________ 200__

         Purchase Price per Section A(2) shall be $_______ per share

         Vesting schedule per Section A(3):

Number of Full Years (Date)         Percentage of Shares
--------------------                --------------------
Less than 1 year                             0%
1 year  (Date)                              25%
2 years (Date)                              50%
3 years (Date)                              75%
4 years (Date)                             100%

    GRANTS:

         You have been granted _________ Stock Options under the Plan.

         You have been granted _________ Dividend Equivalents of in connection with your Stock Options under the Plan.

         IN WITNESS WHEREOF, the Company has caused this Award Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.

Plum Creek Timber Company, Inc.

By:_____________________________
         Barbara L. Crowe
         Vice President, Human Resources

Director Signature ________________________________________